UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2006

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9690 Deereco Road
Suite 100
Timonium, Maryland 21093
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act.

Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01.  Entry Into a Material Definitive Agreement

Executive Salaries. On January 13, 2006, the compensation committee (the “Compensation Committee”) of the Board of Directors of Omega Healthcare Investors, Inc. (the “Company”) increased the annual salary of its named executive officers, in accordance with the terms and conditions of the respective employment agreements previously filed by the Company, as follows:

C. Taylor Pickett	$ 515,000

Daniel J. Booth	$ 317,000

Robert O. Stephenson	$ 255,000

R. Lee Crabill	$ 246,000

Executive Bonuses. Also, the Compensation Committee approved 2005 cash bonus payments to executive officers in the following amounts set forth below opposite the name of such officer:

C. Taylor Pickett	$ 555,000

Daniel J. Booth	$ 192,500

Robert O. Stephenson	$ 162,500

R. Lee Crabill	$ 118,500

These bonus amounts were determined in accordance with performance-based criteria established by the Compensation Committee in 2005, pursuant to which the executives would be paid 100% percent of the bonus amounts available under their respective employment agreements if the Company achieved an adjusted funds from operations per share of common stock for the fiscal year ended December 31, 2005 equal to or in excess of certain targeted levels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: January 20, 2006             By: /s/ C. Taylor Pickett
                    C. Taylor Pickett
                    President and Chief Executive Officer